CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia Street Indiana, PA 15701 mark.kochvar@stbank.com www.stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces Second Quarter 2020 Results and Declares Second Quarter Dividend

Indiana, Pa. - July 30 , 2020 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York, announced a net loss of ($33.1) million, or ($0.85) per diluted share, for the second quarter of 2020 compared to net income of $13.2 million, or $0.34 per diluted share, for the first quarter of 2020, and $26.1 million, or $0.76 per diluted share, for the second quarter of 2019.

A loss of $58.7 million was recognized during the second quarter of 2020 related to a previously disclosed customer fraud resulting from a check kiting scheme. This fraud loss reduced net income by $46.3 million, or $1.19 per diluted share, resulting in a net loss for the second quarter of 2020. S&T continues to pursue all available sources of recovery to mitigate the loss.

“While we are very disappointed in the loss that we experienced this quarter related to the fraudulent activities of a single business customer, we are a resilient company with 118 years of history overcoming all manner of challenges. I am confident we will emerge from this situation as strong, if not stronger, than before,” said Todd Brice, Chief Executive Officer. “The personalized assistance given to our customers who are experiencing financial hardships as a result of COVID-19 is a direct reflection of the integral role we play in the communities where we operate. As we move forward, we will continue to be a source of strength for our customers and our employees.”

Impact and Response to the COVID-19 Pandemic:
As we navigate through these uncertain times, our focus remains on the health and safety of our employees and the customers and communities that we serve. We continue to support our customers through the potential financial hardships that have arisen through this crisis, including:

•Providing consumer and homeowner needs-based loan assistance with payment deferrals for 1,071 loans totaling $123.0 million
•Providing commercial and business needs-based loan assistance with payment deferrals for 1,289 loans totaling $1.3 billion
•Originating SBA Paycheck Protection Program (PPP) loans of $547.6 million

Second Quarter of 2020 Highlights:

•Return on average assets (ROA) was (1.41%), return on average equity (ROE) was (11.17%) and return on average tangible equity (ROTE) (non-GAAP) was (16.19%). Excluding the loss from the customer fraud ROA (non-GAAP) was 0.57%, ROE (non-GAAP) was 4.48% and ROTE (non-GAAP) was 6.86%.
•Portfolio loans increased $301.8 million compared to the first quarter of 2020. Excluding the PPP portfolio, loans decreased $245.8 million.
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•With an influx of funds from PPP loans and stimulus payments, along with the heightened liquidity concerns of customers, deposits increased $810.0 million to $7.9 billion at June 30, 2020 compared to $7.1 billion at March 31, 2020.
•Net interest margin (FTE) (non-GAAP) was 3.31% compared to 3.53% for the first quarter of 2020.
•The allowance for credit losses to total portfolio loans was 1.52% at June 30, 2020 compared to 1.34% at March 31, 2020. Excluding the PPP loans, the allowance for credit losses to total portfolio loans was 1.64% at June 30, 2020.
•S&T's Board of Directors declared a $0.28 per share dividend. This is an increase of 3.7% compared to a dividend of $0.27 per share declared in the same period in the prior year.

“While we faced many challenges during the quarter given the uncertain environment, I couldn't be prouder of the incredible work that our employees have done for our customers,” said Todd Brice. “A testament to our employees was the recent announcement that S&T Bank was ranked #1 in customer satisfaction with retail banking in the Mid-Atlantic, including best in communication and advice, by J.D. Power which is a reflection of the confidence and trust our customers have in our great employees at S&T Bank."

Net Interest Income

Net interest income was $70.1 million for the second quarter of 2020 compared to $70.0 million for the first quarter of 2020. Average loans increased $474.2 million mainly due to loans from the PPP of $449.3 million compared to the first quarter of 2020. Net interest margin on a fully taxable equivalent basis (FTE) (non-GAAP) declined 22 basis points to 3.31% for the second quarter of 2020 from 3.53% in the first quarter of 2020 primarily due to decreases in short-term rates. Loan rates decreased 64 basis points to 4.00% and total interest-bearing deposit costs decreased 48 basis points to 0.67%.

Asset Quality

The customer fraud that resulted in a $58.7 million loss to the bank had a significant impact on asset quality during the second quarter of 2020. The customer also had a $15.1 million lending relationship which was charged down by $4.2 million leaving a new nonperforming loan of $10.9 million in the second quarter of 2020. Net loan charge-offs were $68.1 million for the second quarter of 2020 compared to $11.2 million in the first quarter of 2020. Excluding the fraud, net loan charge-offs were $9.4 million for the second quarter of 2020. The provision for credit losses increased $66.7 million to $86.8 million in the second quarter of 2020 compared to $20.1 million in the first quarter of 2020. Total nonperforming loans increased $16.3 million to $90.1 million, or 1.19% of total loans, at June 30, 2020 compared to $73.8 million, or 1.02% of total loans at March 31, 2020. The uncertainty around the economic environment due to the COVID-19 pandemic contributed to the higher allowance for credit losses of 1.52% of total portfolio loans as of June 30, 2020 compared to 1.34% at March 31, 2020. Excluding the PPP loans, the allowance for credit losses to total portfolio loans was 1.64%.

Noninterest Income and Expense

Noninterest income increased $2.8 million to $15.2 million in the second quarter of 2020 compared to $12.4 million in the first quarter of 2020. Other noninterest income increased by $3.7 million primarily due to the increase in the fair value of the assets in a nonqualified benefit plan of $2.1 million and an increase in the fair value of equity securities of $1.9 million. Mortgage banking income improved during the quarter by $1.4 million due to increased refinancing activity. These increases were offset by a decrease in service charges on deposit accounts of $1.2 million and commercial loan swap income of $1.5 million due to lower activity as a result of the COVID-19 pandemic.

Noninterest expense decreased $2.9 million to $43.5 million for the second quarter of 2020 compared to $46.4 million in the first quarter of 2020. The decrease in noninterest expense was mainly due to merger expenses of $2.3 million in the first quarter of 2020. Other expense decreased $1.6 million related to historic tax credits of $1.2
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million in the first quarter of 2020. Professional services and legal increased $0.9 million mainly due to higher legal expense compared to the first quarter of 2020.

Financial Condition

Total assets increased $468.8 million to $9.5 billion at June 30, 2020 compared to $9.0 billion at March 31, 2020. Portfolio loans increased $301.8 million, which included $547.6 million of loans from the PPP, compared to
March 31, 2020. Excluding the PPP portfolio, loans decreased $245.8 million due to decreased activity related to the COVID-19 pandemic. Deposits increased $810.0 million to $7.9 billion at June 30, 2020 compared to $7.1 billion at March 31, 2020. The increase in deposits relates largely to customer PPP loans and stimulus payments along with customers conservatively holding cash deposits in these uncertain times.

All regulatory risk-based capital ratios declined at June 30, 2020 compared to March 31, 2020, except for total capital, due to a decrease in retained earnings offset in part by a reduction in risk weighted assets. S&T continues to maintain a strong capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T declared a $0.28 per share cash dividend on July 27, 2020. This is an increase of 3.7% compared to a dividend of $0.27 per share declared in the same period in the prior year. The dividend is payable August 27, 2020 to shareholders of record on August 13, 2020.

Conference Call

S&T will host its second quarter 2020 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, July 30, 2020. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “2nd Quarter 2020 Earnings Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until August 6, 2020, by dialing 1.877.481.4010; the Conference ID is 35499.

About S&T Bancorp, Inc. and S&T Bank

S&T Bancorp, Inc. is a $9.5 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was recently ranked #1 in customer satisfaction with retail banking in the Mid-Atlantic including best in communication and advice by J.D. Power. Established in 1902, S&T Bank operates in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram, and LinkedIn.

This quarterly report on Form 10-Q contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate”, “estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and
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trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; changes in accounting policies, practices, or guidance, for example, our adoption of CECL; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, including DNB, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; the duration and severity of the coronavirus (“COVID-19”) pandemic, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy generally and on our operations; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.

Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2019, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc.	S&T Earnings Release -	5
Consolidated Selected Financial Data
Unaudited

	2020	2020	2019
	Second	First	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$75,498	$82,051	$74,728
Investment securities:
Taxable	3,791	4,282	3,647
Tax-exempt	959	803	834
Dividends	231	453	415
Total Interest and Dividend Income	80,479	87,589	79,624

INTEREST EXPENSE
Deposits	9,227	15,338	16,055
Borrowings and junior subordinated debt securities	1,104	2,215	2,742
Total Interest Expense	10,331	17,553	18,797

NET INTEREST INCOME	70,148	70,036	60,827
Provision for credit losses	86,759	20,050	2,205
Net Interest (Loss) Income After Provision for Credit Losses	(16,611)	49,986	58,622

NONINTEREST INCOME
Net gain on sale of securities	142	—	—
Debit and credit card	3,612	3,482	3,501
Mortgage banking	2,623	1,236	637
Wealth management	2,586	2,362	2,062
Service charges on deposit accounts	2,342	3,558	3,212
Commercial loan swap income	945	2,484	1,102
Other	2,974	(719)	2,387
Total Noninterest Income	15,224	12,403	12,901

NONINTEREST EXPENSE
Salaries and employee benefits	21,419	21,335	20,290
Data processing and information technology	3,585	3,868	3,414
Net occupancy	3,437	3,765	2,949
Furniture, equipment and software	3,006	2,519	2,301
Professional services and legal	1,932	1,048	1,145
Other taxes	1,604	1,600	1,456
FDIC insurance	1,048	770	695
Marketing	979	1,111	1,310
Merger related expense	—	2,342	618
Other	6,468	8,033	6,174
Total Noninterest Expense	43,478	46,391	40,352
(Loss) Income Before Taxes	(44,865)	15,998	31,171
Income tax (benefit) expense	(11,793)	2,767	5,070
Net (Loss) Income	($33,072)	$13,231	$26,101

Per Share Data
Shares outstanding at end of period	39,263,460	39,125,425	34,330,338
Average shares outstanding - diluted	39,013,161	39,325,938	34,201,448
Diluted (loss) earnings per share	($0.85)	$0.34	$0.76
Dividends declared per share	$0.28	$0.28	$0.27
Dividend yield (annualized)	4.78%	4.10%	2.88%
Dividends paid to net income	NM	83.52%	35.41%
Book value	$28.93	$30.06	$28.11
Tangible book value (1)	$19.22	$20.29	$19.68
Market value	$23.45	$27.32	$37.48
Profitability Ratios (Annualized)
Return on average assets	(1.41%)	0.61%	1.44%
Return on average shareholders' equity	(11.17%)	4.47%	11.00%
Return on average tangible shareholders' equity (2)	(16.19%)	6.82%	15.89%
Efficiency ratio (FTE) (3)	50.51%	52.89%	54.03%
NM - Not Meaningful
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S&T Bancorp, Inc.	S&T Earnings Release -	6
Consolidated Selected Financial Data
Unaudited

	Six Months Ended June 30,
(dollars in thousands, except per share data)	2020	2019
INTEREST INCOME
Loans, including fees	$157,549	$148,120
Investment securities:
Taxable	8,074	7,437
Tax-exempt	1,762	1,679
Dividends	684	978
Total Interest and Dividend Income	168,069	158,214

INTEREST EXPENSE
Deposits	24,565	31,036
Borrowings and junior subordinated debt securities	3,320	5,995
Total Interest Expense	27,885	37,031

NET INTEREST INCOME	140,184	121,183
Provision for credit losses	106,809	7,854
Net Interest Income After Provision for Credit Losses	33,375	113,329

NONINTEREST INCOME
Net gain on sale of securities	142	—
Debit and credit card	7,093	6,476
Mortgage banking	3,859	1,131
Wealth management	4,949	4,109
Service charges on deposit accounts	5,900	6,365
Commercial swap fee income	3,429	1,683
Other	2,255	4,499
Total Noninterest Income	27,627	24,263

NONINTEREST EXPENSE
Salaries and employee benefits	42,754	41,199
Data processing and information technology	7,453	6,646
Net occupancy	7,202	5,986
Furniture, equipment and software	5,525	4,531
Professional services and legal	2,980	2,329
Other taxes	3,205	2,641
FDIC insurance	1,818	1,211
Marketing	2,090	2,452
Merger related expense	2,342	618
Other	14,501	11,658
Total Noninterest Expense	89,869	79,271

(Loss) Income Before Taxes	(28,867)	58,321
Income tax (benefit) expense	(9,026)	9,292

Net (Loss) Income	($19,841)	$49,029

Per Share Data
Average shares outstanding - diluted	39,142,351	34,369,756
Diluted (loss) earnings per share	($0.51)	$1.43
Dividends declared per share	$0.56	$0.54
Dividends paid to net income	NM	37.85%

Profitability Ratios (annualized)
Return on average assets	(0.44%)	1.37%
Return on average shareholders' equity	(3.35%)	10.43%
Return on average tangible shareholders' equity (6)	(4.68%)	15.09%
Efficiency ratio (FTE) (7)	51.68%	53.37%
NM - Not Meaningful
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S&T Bancorp, Inc.	S&T Earnings Release -	7
Consolidated Selected Financial Data
Unaudited

	2020	2020	2019
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$351,365	$187,684	$122,876
Securities, at fair value	804,366	799,532	668,588
Loans held for sale	14,259	7,309	8,135
Commercial loans:
Commercial real estate	3,345,513	3,442,495	2,906,895
Commercial and industrial	2,140,355	1,781,402	1,559,727
Commercial construction	459,264	396,518	267,203
Total Commercial Loans	5,945,132	5,620,415	4,733,825
Consumer loans:
Residential mortgage	971,023	988,816	751,355
Home equity	539,519	544,405	464,195
Installment and other consumer	79,816	79,887	72,041
Consumer construction	13,068	13,222	11,784
Total Consumer Loans	1,603,426	1,626,330	1,299,375
Total Portfolio Loans	7,548,558	7,246,745	6,033,200
Allowance for credit losses	(114,609)	(96,850)	(61,479)
Total Portfolio Loans, Net	7,433,949	7,149,895	5,971,721
Federal Home Loan Bank and other restricted stock, at cost	15,151	28,253	22,491
Goodwill	373,289	374,270	287,446
Other assets	481,917	458,553	253,348
Total Assets	$9,474,296	$9,005,496	$7,334,605

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,250,958	$1,702,960	$1,462,386
Interest-bearing demand	1,055,261	962,937	549,663
Money market	2,121,588	1,967,692	1,742,334
Savings	916,268	836,237	754,062
Certificates of deposit	1,523,841	1,588,053	1,348,255
Total Deposits	7,867,916	7,057,879	5,856,700

Borrowings:
Securities sold under repurchase agreements	92,159	69,644	14,154
Short-term borrowings	84,541	410,240	295,000
Long-term borrowings	49,489	50,180	69,791
Junior subordinated debt securities	64,053	64,038	45,619
Total Borrowings	290,242	594,102	424,564
Other liabilities	180,361	177,264	88,388
Total Liabilities	8,338,519	7,829,245	6,369,652

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,135,777	1,176,251	964,953
Total Liabilities and Shareholders' Equity	$9,474,296	$9,005,496	$7,334,605

Capitalization Ratios
Shareholders' equity / assets	11.99%	13.06%	13.16%
Tangible common equity / tangible assets (4)	8.30%	9.21%	9.59%
Tier 1 leverage ratio	8.89%	10.03%	10.12%
Common equity tier 1 capital	10.70%	10.93%	11.35%
Risk-based capital - tier 1	11.10%	11.32%	11.68%
Risk-based capital - total	12.74%	12.73%	13.15%
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S&T Bancorp, Inc.	S&T Earnings Release -	8
Consolidated Selected Financial Data
Unaudited

	2020		2020		2019
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$163,019	0.08%	$99,646	1.42%	$49,949	2.19%
Securities, at fair value	785,229	2.56%	786,858	2.54%	673,117	2.66%
Loans held for sale	9,931	3.08%	1,867	3.76%	1,452	4.44%
Commercial real estate	3,389,616	4.23%	3,408,684	4.73%	2,895,146	5.01%
Commercial and industrial	2,200,148	3.61%	1,751,678	4.53%	1,559,222	5.17%
Commercial construction	430,912	3.75%	386,363	4.68%	242,192	5.37%
Total Commercial Loans	6,020,676	3.97%	5,546,725	4.66%	4,696,560	5.08%
Residential mortgage	976,916	4.20%	990,866	4.18%	734,372	4.50%
Home equity	543,770	3.69%	540,193	4.84%	463,480	5.42%
Installment and other consumer	79,944	6.34%	79,680	7.01%	71,319	7.23%
Consumer construction	12,758	4.58%	10,508	4.61%	11,014	5.41%
Total Consumer Loans	1,613,388	4.14%	1,621,247	4.54%	1,280,185	4.99%
Total Portfolio Loans	7,634,064	4.00%	7,167,972	4.64%	5,976,745	5.06%
Total Loans	7,643,995	4.00%	7,169,839	4.64%	5,978,197	5.06%
Federal Home Loan Bank and other restricted stock	19,709	3.75%	23,601	6.90%	21,141	6.97%
Total Interest-earning Assets	8,611,952	3.80%	8,079,944	4.40%	6,722,404	4.81%
Noninterest-earning assets	817,767		687,382		523,636
Total Assets	$9,429,719		$8,767,326		$7,246,040

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$1,033,905	0.24%	$942,030	0.59%	$550,200	0.46%
Money market	2,076,483	0.50%	1,993,764	1.27%	1,695,349	1.93%
Savings	887,357	0.07%	830,985	0.23%	760,743	0.26%
Certificates of deposit	1,560,885	1.51%	1,601,324	1.80%	1,389,968	1.95%
Total Interest-bearing Deposits	5,558,630	0.67%	5,368,103	1.15%	4,396,260	1.46%
Securities sold under repurchase agreements	85,302	0.25%	30,790	0.56%	16,337	0.69%
Short-term borrowings	178,273	0.38%	286,365	1.61%	242,759	2.71%
Long-term borrowings	49,774	2.53%	51,845	2.52%	70,049	2.86%
Junior subordinated debt securities	64,044	3.58%	64,195	4.40%	45,619	5.03%
Total Borrowings	377,393	1.18%	433,195	2.06%	374,764	2.94%
Total Interest-bearing Liabilities	5,936,023	0.70%	5,801,298	1.22%	4,771,024	1.58%
Noninterest-bearing liabilities	2,302,676		1,776,453		1,523,676
Shareholders' equity	1,191,020		1,189,575		951,340
Total Liabilities and Shareholders' Equity	$9,429,719		$8,767,326		$7,246,040

Net Interest Margin (5)		3.31%		3.53%		3.68%

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S&T Bancorp, Inc.	S&T Earnings Release -	9
Consolidated Selected Financial Data
Unaudited

	Six Months Ended June 30,
(dollars in thousands)	2020		2019
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$131,332	0.59%	$51,758	2.42%
Securities, at fair value	786,043	2.55%	676,797	2.67%
Loans held for sale	5,899	3.19%	1,175	4.29%
Commercial real estate	3,399,150	4.48%	2,900,181	5.01%
Commercial and industrial	1,975,913	4.02%	1,534,080	5.18%
Commercial construction	408,638	4.19%	246,073	5.37%
Total Commercial Loans	5,783,701	4.30%	4,680,334	5.09%
Residential mortgage	983,891	4.19%	728,495	4.44%
Home equity	541,981	4.26%	465,598	5.43%
Installment and other consumer	79,812	6.67%	70,215	7.20%
Consumer construction	11,633	4.59%	10,244	5.77%
Total Consumer Loans	1,617,317	4.34%	1,274,552	4.96%
Total Portfolio Loans	7,401,018	4.31%	5,954,886	5.06%
Total Loans	7,406,917	4.31%	5,956,061	5.06%
Federal Home Loan Bank and other restricted stock	21,655	5.47%	22,797	7.79%
Total Interest-earning Assets	8,345,947	4.09%	6,707,413	4.81%
Noninterest-earning assets	752,576		521,082
Total Assets	$9,098,523		$7,228,495

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$987,968	0.41%	$547,960	0.44%
Money market	2,035,124	0.88%	1,632,234	1.91%
Savings	859,171	0.15%	765,638	0.25%
Certificates of deposit	1,581,104	1.66%	1,412,117	1.92%
Total Interest-bearing deposits	5,463,367	0.90%	4,357,949	1.44%
Securities sold under repurchase agreements	58,046	0.33%	19,735	0.59%
Short-term borrowings	232,319	1.14%	280,862	2.72%
Long-term borrowings	50,809	2.53%	70,122	2.85%
Junior subordinated debt securities	64,120	3.99%	45,619	5.12%
Total Borrowings	405,294	1.65%	416,338	2.90%
Total Interest-bearing Liabilities	5,868,661	0.96%	4,774,287	1.56%
Noninterest-bearing liabilities	2,039,565		1,505,964
Shareholders' equity	1,190,297		948,244
Total Liabilities and Shareholders' Equity	$9,098,523		$7,228,495

Net Interest Margin (8)		3.42%		3.70%
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S&T Bancorp, Inc.	S&T Earnings Release -	10
Consolidated Selected Financial Data
Unaudited

	2020		2020		2019
	Second		First		Second
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$61,643	1.84%	$50,508	1.47%	$28,783	0.99%
Commercial and industrial	8,484	0.40%	9,081	0.51%	4,130	0.26%
Commercial construction	1,504	0.33%	571	0.14%	1,226	0.46%
Total Nonperforming Commercial Loans	71,631	1.20%	60,160	1.07%	34,139	0.72%
Consumer loans:
Residential mortgage	14,649	1.51%	10,582	1.07%	6,782	0.90%
Home equity	3,814	0.71%	2,797	0.51%	4,081	0.88%
Installment and other consumer	19	0.02%	258	0.32%	25	0.03%
Total Nonperforming Consumer Loans	18,482	1.14%	13,637	0.83%	10,888	0.83%
Total Nonperforming Loans	$90,113	1.19%	$73,797	1.02%	$45,027	0.75%

	2020	2020	2019
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$68,304	$11,445	$2,667
Recoveries	(231)	(289)	(532)
Net Loan Charge-offs (Recoveries)	$68,072	$11,156	$2,135

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	$58,671	$—	$—
Commercial real estate	5,588	428	522
Commercial and industrial	3,060	10,265	1,344
Commercial construction	(19)	(2)	(2)
Total Commercial Loan Charge-offs (Recoveries)	67,300	10,691	1,864
Consumer loans:
Residential mortgage	74	19	(154)
Home equity	16	80	57
Installment and other consumer	682	366	368
Total Consumer Loan Charge-offs	772	465	271
Total Net Loan Charge-offs (Recoveries)	$68,072	$11,156	$2,135

	Six Months Ended June 30,
(dollars in thousands)	2020	2019
Loan Charge-offs (Recoveries)
Charge-offs	$79,749	$8,691
Recoveries	(520)	(1,320)
Net Loan Charge-offs (Recoveries)	$79,229	$7,371

Net Loan Charge-offs (Recoveries)
Commercial loans:
Customer fraud	$58,671	$—
Commercial real estate	6,016	401
Commercial and industrial	13,325	6,403
Commercial construction	(21)	(3)
Total Commercial Loan Charge-offs/(Recoveries)	77,991	6,801
Consumer loans:
Residential mortgage	93	(38)
Home equity	97	39
Installment and other consumer	1,048	651
Consumer construction	—	(82)
Total Consumer Loan Charge-offs	1,238	570
Total Net Loan Charge-offs (Recoveries)	$79,229	$7,371
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S&T Bancorp, Inc.	S&T Earnings Release -	11
Consolidated Selected Financial Data
Unaudited

	2020	2020	2019
	Second	First	Second
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$90,113	$73,797	$45,027
OREO	2,740	3,389	1,495
Nonperforming assets	92,853	77,186	46,522
Troubled debt restructurings (nonaccruing)	31,755	36,054	9,943
Troubled debt restructurings (accruing)	15,536	15,189	20,690
Total troubled debt restructurings	47,291	51,243	30,633
Nonperforming loans / loans	1.19%	1.02%	0.75%
Nonperforming assets / loans plus OREO	1.23%	1.06%	0.77%
Allowance for credit losses / total portfolio loans	1.52%	1.34%	1.02%
Allowance for credit losses / nonperforming loans	127%	131%	137%
Net loan charge-offs (recoveries)	$68,072	$11,156	$2,135
Net loan charge-offs (recoveries)(annualized) / average loans	3.58%	0.63%	0.14%

	Six Months Ended June 30,
(dollars in thousands)	2020	2019
Asset Quality Data
Net loan charge-offs (recoveries)	$79,229	$7,371
Net loan charge-offs (recoveries)(annualized) / average loans	2.15%	0.25%

S&T Bancorp, Inc.	S&T Earnings Release -	12
Consolidated Selected Financial Data
Unaudited
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2020	2020	2019
	Second	First	Second
	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,135,777	$1,176,251	$964,953
Less: goodwill and other intangible assets	(383,032)	(384,557)	(289,701)
Tax effect of other intangible assets	2,046	2,160	474
Tangible common equity (non-GAAP)	$754,791	$793,854	$675,726
Common shares outstanding	39,263	39,125	34,330
Tangible book value (non-GAAP)	$19.22	$20.29	$19.68

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net (loss) income (annualized)	($133,016)	$53,216	$104,689
Plus: amortization of intangibles (annualized)	2,623	2,542	654
Tax effect of amortization of intangibles (annualized)	(551)	(534)	(137)
Net (loss) income before amortization of intangibles (annualized)	($130,944)	$55,224	$105,206

Average total shareholders' equity	$1,191,020	$1,189,575	$951,340
Less: average goodwill and other intangible assets	(384,197)	(382,025)	(289,784)
Tax effect of average goodwill and other intangible assets	2,116	2,235	491
Average tangible equity (non-GAAP)	$808,939	$809,785	$662,047
Return on average tangible shareholders' equity (non-GAAP)	(16.19%)	6.82%	15.89%

(3) Efficiency Ratio (non-GAAP)
Noninterest expense	$43,478	$46,391	$40,352
Less: merger related expenses	—	(2,342)	618
Noninterest expense excluding nonrecurring items	$43,478	$44,049	$40,352

Net interest income per consolidated statements of net income	$70,148	$70,036	$60,827
Less: net (gains) losses on sale of securities	(142)	—	—
Plus: taxable equivalent adjustment	847	849	958
Net interest income (FTE) (non-GAAP)	$70,853	$70,885	$61,785
Noninterest income	15,224	12,403	12,901
Net interest income (FTE) (non-GAAP) plus noninterest income	$86,077	$83,288	$74,686
Efficiency ratio (non-GAAP)	50.51%	52.89%	54.03%

(4) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,135,777	$1,176,251	$964,953
Less: goodwill and other intangible assets	(383,032)	(384,557)	(289,701)
Tax effect of goodwill and other intangible assets	2,046	2,160	474
Tangible common equity (non-GAAP)	$754,791	$793,854	$675,726

Total assets	$9,474,296	$9,005,496	$7,334,605
Less: goodwill and other intangible assets	(383,032)	(384,557)	(289,701)
Tax effect of goodwill and other intangible assets	2,046	2,160	474
Tangible assets (non-GAAP)	$9,093,310	$8,623,099	$7,045,378
Tangible common equity to tangible assets (non-GAAP)	8.30%	9.21%	9.59%

(5) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$80,479	$87,589	$79,624
Less: interest expense	10,331	17,553	18,797
Net interest income per consolidated statements of net income	$70,148	$70,036	$60,827
Plus: taxable equivalent adjustment	847	849	958
Net interest income (FTE) (non-GAAP)	$70,995	$70,885	$61,785
Net interest income (FTE) (annualized)	$285,540	$285,098	$247,819
Average earning assets	$8,611,952	$8,079,944	$6,722,404
Net interest margin - (FTE) (non-GAAP)	3.31%	3.53%	3.68%
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S&T Bancorp, Inc.	S&T Earnings Release -	13
Consolidated Selected Financial Data
Unaudited
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures - continued:

	Six Months Ended June 30,
	2020	2019

(6) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net (loss) income (annualized)	($39,900)	$98,870
Plus: amortization of intangibles (annualized)	2,582	697
Tax effect of amortization of intangibles (annualized)	(542)	(146)
Net (loss) income before amortization of intangibles (annualized)	($37,860)	$99,421

Average total shareholders' equity	$1,190,297	$948,244
Less: average goodwill and other intangible assets	(383,111)	(289,869)
Tax effect of average goodwill and other intangible assets	2,176	509
Average tangible equity (non-GAAP)	$809,362	$658,884
Return on average tangible equity (non-GAAP)	(4.68%)	15.09%

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$89,869	$79,271
Less: merger related expenses	(2,342)	(618)
Noninterest expense excluding nonrecurring items	$87,527	$78,653

Net interest income per consolidated statements of net income	$140,184	$121,183
Less: net (gains) losses on sale of securities	(142)	—
Plus: taxable equivalent adjustment	1,697	1,919
Net interest income (FTE) (non-GAAP)	$141,739	$123,102
Noninterest income	27,627	24,263
Net interest income (FTE) (non-GAAP) plus noninterest income	$169,366	$147,365
Efficiency ratio (non-GAAP)	51.68%	53.37%

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$168,069	$158,214
Less: interest expense	27,885	37,031
Net interest income per consolidated statements of net income	140,184	121,183
Plus: taxable equivalent adjustment	1,697	1,919
Net interest income (FTE) (non-GAAP)	$141,881	$123,102
Net interest income (FTE) (annualized)	$285,321	$248,244
Average earning assets	$8,345,947	$6,707,413
Net interest margin - (FTE) (non-GAAP)	3.42%	3.70%

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S&T Bancorp, Inc.	S&T Earnings Release -	14
Consolidated Selected Financial Data
Unaudited
The following profitability metrics for the three and six months ended June 30, 2020 are adjusted to exclude a $58.7 million loss related to a customer fraud.

	2020	2020
	Second	Six Months Ended June 30,
	Quarter

Return on Average Tangible Shareholders' Equity (non-GAAP)
Net loss	($33,072)	($19,841)
Provision for credit losses	58,671	58,671
Tax effect	(12,321)	(12,321)
Net income excluding fraud	$13,278	$26,509

Net income excluding fraud (annualized)	$53,404	$53,309
Plus: amortization of intangibles (annualized)	2,623	2,582
Tax effect of amortization of intangibles (annualized)	(551)	(542)
Net income before amortization of intangibles (annualized)	$55,476	$55,349

Average total shareholders' equity	$1,191,020	$1,190,297
Less: average goodwill and other intangible assets	(384,197)	(383,111)
Tax effect of average goodwill and other intangible assets	2,116	2,176
Average tangible equity (non-GAAP)	$808,939	$809,362
Return on average tangible shareholders' equity (non-GAAP)	6.86%	6.84%

Return on Average Assets (non-GAAP)
Net income excluding fraud (annualized)	$53,404	$53,309
Average total assets	9,429,719	9,098,523
Return on average assets (non-GAAP)	0.57%	0.59%

Return on Average Equity (non-GAAP)
Net income excluding fraud (annualized)	$53,404	$53,309
Average total shareholders' equity	1,191,020	1,190,297
Return on average assets (non-GAAP)	4.48%	4.48%

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